Exhibit 99.1

Terayon Expands Sales Team with David Baranski
as VP of Sales for the Americas

Santa Clara, California — April 4, 2005 — Terayon Communication Systems, Inc. (NASDAQ: TERN), a leading provider of digital video networking applications and home access solutions, today announced the expansion of its sales team with the addition of David Baranski as Vice President of Sales, the Americas. A seasoned executive with more than 17 years of sales experience, Baranski is responsible for expanding Terayon’s business opportunities with major cable television operators and satellite providers in the Americas. Complementing the addition of Baranski, Terayon’s veteran Sales Vice President, Raj Babbar, will now focus exclusively on the growing opportunities for Terayon’s video products with North American telecommunication carriers and television broadcasters.

     “I want to thank Raj Babbar for the fine job he has done growing our business in the Americas,” said Jerry Chase, CEO of Terayon. “Increasing the strength of our sales team with David will help us tighten our focus and go after the substantial new business opportunities in the cable, broadcast, satellite and telecom industries as they migrate to all-digital networks to expand their service offerings — particularly video services,” continued Chase. “David’s experience with leading cable operators and other major service providers is ideal to help us capture more than our fair share of these expanding markets, and it frees Raj to increase his focus on pursuing telecom and broadcast opportunities.”

     “This is a great time to be joining Terayon, as the company has the proven products, solutions and technologies to help service providers accelerate their migration to all-digital networks,” said Baranski. “I’m looking forward to working closely with Jerry, Raj and the rest of the executive and sales teams to execute sales and service programs that will help expand Terayon’s share of the market and help our customers speed their transition to all-digital networks.”

     Baranski comes to Terayon from Advent Networks, where he served as vice president of worldwide sales and support beginning in 2002. At Advent he was responsible for developing and executing business strategies with key U.S. and international cable operators, in addition to building the company’s worldwide sales and support organization. Prior to Advent, Baranski spent eight years at 3Com in a variety of sales roles, most recently as vice president of U.S. service provider sales where he was responsible for maintaining and expanding relationships with major cable operators and other service providers. Before joining 3Com he held several senior sales positions with Optical Data Systems and Wang Laboratories.

     Baranski holds a BS in Electrical Engineering Technology from Texas A&M University and is a veteran of the U.S. Marine Corps.

About Terayon

     Terayon Communication Systems, Inc. accelerates its customers’ ability to evolve to capitalize on new business opportunities through its digital video networking applications and home access solutions. The growth of all-digital and IP-based services such as growth of HD, DVRs, VoIP, coupled with the rise in competition from new sources, have disrupted the business and advertising models of companies who provide entertainment, communications and information, forcing them to adapt and grow or suffer. With Terayon, their networks exploit the challenge, rapidly adapt to change and capitalize on business opportunities without costly infrastructure upgrades. Recognizing the mission critical nature of video and data, Terayon enables its customers to deliver picture perfect results where it matters most — on the screen and the bottom line.

     Terayon, headquartered in Santa Clara, California, has sales and support offices worldwide, and is traded on the NASDAQ under the symbol TERN. Terayon can be found on the web at www.terayon.com.

# # #

Press contact:	Investor contact:
Paul Schneider	Eileen Morcos-Rauchberg
(215) 702-9784	(310) 633-9435
pspr@att.net	eileen.morcos@hillandknowlton.com

“Safe Harbor” Statements under the Private Securities Litigation Reform Act of 1995:
Except for the historical information contained herein, this news release contains forward-looking statements, estimates and assumptions by Terayon and other parties that involve risks and uncertainties, including Terayon’s ability to gain new business; Terayon’s ability to develop new, technologically advanced products; the performance and capabilities of the DM 6400 Network CherryPicker, service providers migration to delivering video services via IP, as well as the other risks detailed from time to time in Terayon’s filings with the SEC.

Note: Terayon and the Terayon logo are registered trademarks of Terayon Communication Systems, Inc. All other trademarks are property of their respective owners.